CONSENT OF INDEPENDENT ACCOUNTANTS
                       -----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Base Ten Systems, Inc., which is incorporated by reference in Base Ten Systems, Inc.'s Annual Report on Form 10-K/A-1 for the year ended December 31, 1998.


PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
June 23, 1999